HRG Group, Inc. Reports Fiscal 2018 Second Quarter Results

NEW YORK, May 4, 2018 -- HRG Group, Inc. (“HRG” or the “Company”; NYSE: HRG) today announced its consolidated results for the second quarter of Fiscal 2018 ended on March 31, 2018 (the “Fiscal 2018 Quarter”).
The results include HRG’s two segments: (i) Consumer Products, which consists of Spectrum Brands Holdings, Inc. and its subsidiaries (“Spectrum Brands”; NYSE: SPB); and (ii) Corporate and Other, which includes the holding company at HRG and other subsidiaries of HRG.
As described further herein, Spectrum Brands’ Global Battery and Appliance (“GBA”) business and our former Insurance Operations, which consist of our former subsidiaries, Fidelity & Guaranty Life and its subsidiaries (“FGL”; NYSE: FGL) and Front Street Re (Delaware) Ltd. and its subsidiaries, are presented as discontinued operations. See additional information under “Certain Other Items” below.
As discussed further below, this press release includes non-GAAP metrics such as organic net sales, Adjusted EBITDA, Adjusted EBITDA margin and organic Adjusted EBITDA. See the supplemental information for a reconciliation to comparable GAAP metrics.
Second Quarter Fiscal 2018 Consolidated Highlights:

•
HRG recorded total revenues of $766.1 million for the Fiscal 2018 Quarter, an increase of $8.7 million, or 1.1%, from the second quarter of fiscal 2017 (the “Fiscal 2017 Quarter”), driven by higher net sales from our Consumer Products segment. Excluding the impact of $12.3 million of favorable foreign exchange and acquisition sales of $25.2 million, organic net sales declined by 3.7% during the Fiscal 2018 Quarter as compared to the Fiscal 2017 Quarter.

•
Consolidated operating income for the Fiscal 2018 Quarter decreased $66.4 million, or 69.7%, to $28.9 million from $95.3 million for the Fiscal 2017 Quarter. The $66.4 million decrease was primarily driven by an $15.2 million increase in restructuring and related charges and $11.6 million costs associated with costs and expenses incurred in connection with the Merger Agreement (“Merger Agreement”) between HRG and Spectrum Brands, which provides for the acquisition of Spectrum Brands by HRG in exchange for the issuance of HRG shares to Spectrum Brands shareholders (“Merger”).

•
Interest expense decreased $10.1 million to $67.6 million for the Fiscal 2018 Quarter from $77.7 million for the Fiscal 2017 Quarter primarily attributable to the redemption of the 7.875% Senior Secured Notes due 2019 (the “7.875% Notes”) during the Fiscal 2018 Quarter.

•
The Company recorded an income tax benefit of $1.2 million, or a 3.1% effective tax rate, in the Fiscal 2018 Quarter compared to a $24.0 million income tax expense, or 148.1%, in the Fiscal 2017 Quarter. The decrease in income tax expense was primarily due to the impact of the Tax Cuts and Jobs Act on our Consumer Products segment, which reduced the U.S. corporate tax rate from a maximum of 35.0% to a flat 21.0% rate effective January 1, 2018. Spectrum Brands also recognized a $10.4 million tax benefit associated with the release of valuation allowance during the Fiscal 2018 Quarter.

•
Net loss from continuing operations attributable to controlling interest increased to $37.5 million, or $0.18 per basic and diluted common share attributable to controlling interest in the Fiscal 2018 Quarter, compared to $24.4 million, or $0.12 per basic and diluted common share attributable to controlling interest in the Fiscal 2017 Quarter.

•	HRG ended the Fiscal 2018 Quarter with corporate cash and cash equivalents of $616.8 million.

•
In the six months ended March 31, 2018 (the “Fiscal 2018 Six Months”), HRG received dividends of $31.9 million from its subsidiaries, including $28.8 million and $3.1 million from Spectrum Brands and FGL, respectively.

Detail on Second Quarter Segment Results:
Consumer Products:
Our Consumer Products segment reported consolidated net sales of $766.1 million for the Fiscal 2018 Quarter, an increase of $9.7 million, or 1.3%, as compared to the $756.4 million reported in the Fiscal 2017 Quarter. The increase was primarily due to higher organic net sales in the hardware and home improvement product line due to new product introductions and promotional volumes with retail partners, increased volumes through e-commerce channels with Amazon promotions, and expanded distribution through Spectrum Brands’ home builder channel. The increase was partially offset by the decreases in the global pet supplies and home and garden control product lines mainly due to the pet safety recall and lower point-of-sale.
Gross profit, representing net sales minus cost of goods sold, decreased $39.5 million, or 12.7%, from $310.8 million in the Fiscal 2017 Quarter to $271.3 million in the Fiscal 2018 Quarter. Gross profit margin, representing gross profit as a percentage of net sales, decreased to 35.4% in the Fiscal 2018 Quarter from 41.1% for the Fiscal 2017 Quarter, primarily due to incremental costs, inflation in raw material costs, and operating inefficiencies from restructuring initiatives in global auto care and hardware and home improvement product lines along with increased production costs associated with startup costs on facilities, weather-driven unfavorable mix and the negative impact by the PET U.S. rawhide product safety recall.
Selling, acquisition, operating and general expenses increased $22.2 million from $206.0 million in the Fiscal 2017 Quarter, or 10.8%, to $228.2 million in the Fiscal 2018 Quarter primarily due to increased transaction costs associated with the Merger, increased restructuring and related charges and acquisition and integration related costs due to integration of the PetMatrix acquisition.
Operating income decreased $61.7 million, or 58.9%, to $43.1 million in the Fiscal 2018 Quarter, as compared to the $104.8 million reported in the Fiscal 2017 Quarter as a result of lower gross margin, incremental restructuring costs and higher operating expenses.
Net income from continuing operations was $0.9 million in the Fiscal 2018 Quarter, a decrease of $38.7 million as compared to $39.6 million reported in the Fiscal 2017 Quarter. The decrease was primarily due to higher production costs and higher operating expenses from incremental transaction costs and restructuring expenses.
Our Consumer Products segment’s adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA - Consumer Products”) decreased by $44.6 million, or 27.8%, to $115.6 million compared to the Fiscal 2017 Quarter. The decrease was driven by decreases in the global auto care, hardware and home improvement and home and garden product lines, partially offset by an increase in the global pet supplies product line. A reconciliation of net income to Adjusted EBITDA for our Consumer Products segment is included elsewhere in this release.
Adjusted EBITDA margin of 15.1% in the Fiscal 2018 Quarter decreased compared to 21.2% in the Fiscal 2017 Quarter, primarily due to unfavorable product mix, operating inefficiencies and input cost inflation.
After the close of the Fiscal 2018 Quarter, on April 23, 2018, Spectrum Brands announced that its Board of Directors declared a quarterly dividend of $0.42 per share on Spectrum Brands’ common stock.
Corporate and Other:
Our Corporate and Other segment’s operating loss for the Fiscal 2018 Quarter increased $4.7 million, to $14.2 million from $9.5 million for the Fiscal 2017 Quarter. The increase in loss was primarily due to an increase of $3.6 million in transaction costs associated with the Merger Agreement.
Certain Other Items:
Also, as previously disclosed, HRG, FS Holdco II Ltd. (“FS Holdco”) and the CF Corporation and its related entities (collectively, the “CF Entities”) entered into an agreement (the “338 Agreement”) on May 24, 2017 pursuant to which the CF Entities agreed that FS Holdco may, at its option, cause the relevant CF Entity and FS Holdco to make a joint election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, with respect to the merger by the CF Entities and FGL (the “FGL Merger”) and the deemed share purchases of FGL’s subsidiaries (the “338 Tax

Election”). On March 8, 2018, FS Holdco exercised the 338 Tax Election. In connection with such election, the CF Entities are required to pay FS Holdco $26.6 million on or before May 21, 2018.
On January 15, 2018, Spectrum Brands entered into a definitive acquisition agreement with Energizer Holdings, Inc. (“Energizer”) where Energizer has agreed to acquire from Spectrum Brands its Global Battery and Lighting business for an aggregate purchase price of $2.0 billion in cash, subject to customary purchase price adjustments.
On January 16, 2018, HRG redeemed all $864.4 million outstanding principal amount of its 7.875% Notes at a redemption price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.
On February 24, 2018, the Company and Spectrum Brands entered into the Merger Agreement.
Second Quarter Results of Discontinued Operations:
Income from discontinued operations, net of tax for the Fiscal 2018 Quarter was $0.7 million compared to $43.6 million loss for the Fiscal 2017 Quarter. The $44.3 million increase was driven by a $62.7 million increase related to the Insurance Operations offset by a $18.4 million decrease related to the GBA business. The $62.7 million increase related to the Insurance Operations was driven by the completion of the FGL Merger and the Front Street Sale on November 30, 2017. The $18.4 million decrease related to the Consumer Products segment was primarily driven by the incremental transaction costs of $22.3 million related to the GBA sale.
Additional Information:
Spectrum Brands, an HRG subsidiary, files reports with the SEC and makes certain information available on its respective website. For more information on Spectrum Brands, including information in addition to that included in our reports and public announcements, interested parties should read Spectrum Brands’ announcements and public filings with the Securities and Exchange Commission, including Spectrum Brands’ most recent earnings announcement, which may be accessed at www.spectrumbrands.com.
About HRG Group, Inc.:
HRG Group, Inc. is a holding company that conducts its operations through its operating subsidiaries. As of March 31, 2018, the Company’s principal operating subsidiary was Spectrum Brands, a global branded consumer products company. HRG is headquartered in New York and traded on the New York Stock Exchange under the symbol HRG. For more information on HRG, visit: www.HRGgroup.com.

Forward Looking Statements:
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This document contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including those statements regarding the Merger and/or sale of the GBA business, and any expected or anticipated benefits therefrom, as applicable. There can be no assurance that any such transaction will be consummated. Neither HRG nor any of its affiliates intends to disclose any developments with respect to the foregoing until such time that it determines otherwise in its sole discretion or as required by applicable law. Forward-looking statements also include information concerning possible or assumed future distributions from subsidiaries, other actions, events, results, strategies and expectations and are identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such statements. These statements are based on the beliefs and assumptions of HRG’s management and the management of HRG’s subsidiaries. Factors that could cause actual results, events and developments to differ include, without limitation: the ability to complete the Merger with Spectrum Brands in a timely manner or at all; the ability of HRG and its subsidiaries to close previously announced transactions, such as the Merger and/or Spectrum Brands’ ability to consummate the announced sale of its GBA business, each on the expected terms and within the anticipated time period, or at all, and in the case of the sale of the GBA business on Spectrum Brands’ ability to realize the expected benefits of such transaction and to successfully separate such business; the outcome of Spectrum Brands’ exploration of strategic options for its Personal Care and Small Appliances businesses, including uncertainty regarding consummation of any such transaction or transactions and the terms of such transaction or transactions, if any, and, if consummated, Spectrum Brands’ ability to realize the expected benefits of such transaction or transactions and potential disruption to Spectrum Brands’ business or diverted management attention as a result of the exploration or negotiation of such transaction or transactions; the ability of HRG’s subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions; the decision of the boards of HRG’s subsidiaries to make upstream cash distributions, which is subject to numerous factors such as restrictions contained in applicable financing agreements, and other relevant considerations and restrictions; HRG’s liquidity, which may be impacted by a variety of factors, including the capital needs of HRG’s subsidiaries; capital market conditions; commodity market conditions; foreign exchange rates; HRG’s and its subsidiaries’ ability to identify, pursue or complete any suitable future acquisition or disposition opportunities, including realizing such transaction’s expected benefits and the timetable for completing applicable financial reporting requirements; litigation; potential and contingent liabilities; management’s plans; changes in regulations including recent tax reform; taxes; and the risks identified under the caption “Risk Factors” in HRG’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and any amendments thereto, as such risks may be updated or supplemented in the Company’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Neither HRG nor any of its affiliates undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results, except as required by law.

Non-GAAP Measurements:

Spectrum Brands’ management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparison between current results and results in prior operating periods. Spectrum Brands’ management believes that organic net sales provides for a more complete understanding of underlying business trends of regional and segment performance by excluding the impact of currency exchange rate fluctuations and the impact of acquisitions. In addition, within this release, including the supplemental information attached hereto, reference is made to Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is a metric used by Spectrum Brands’ management to evaluate segment performance and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparison between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA is also one of the measures used for determining Spectrum Brands’ debt covenant compliance. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period. Adjusted EBITDA margin reflects Adjusted EBITDA as a percentage of net sales of Spectrum Brands. Organic Adjusted EBITDA excludes the impact of currency exchange rate fluctuations and the impact of acquisitions. Spectrum Brands provides this information to investors to assist in comparison of past, present and future operating results and to assist in highlighting the results of ongoing operations. While Spectrum Brands’ management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace Spectrum Brands’ GAAP financial results and should be read in conjunction with those GAAP results. Other Supplemental Information has been provided to reconcile the non-GAAP measurements discussed above to the most relevant GAAP financial results.

For further information contact:

HRG Group, Inc.
Investor Relations
Tel: 212.906.8555
Email: investorrelations@HRGgroup.com

Source: HRG Group, Inc.
(Tables Follow)

HRG GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2018	September 30, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$758.8	$270.1
Trade receivables, net	337.6	266.0
Other receivables, net	62.2	19.7
Inventories, net	610.5	496.3
Prepaid expenses and other current assets	60.2	54.8
Current assets of businesses held for sale	1,976.0	28,929.2
Total current assets	3,805.3	30,036.1
Property, plant and equipment, net	504.5	503.9
Goodwill	2,280.2	2,277.1
Intangibles, net	1,589.5	1,612.0
Deferred charges and other assets	60.8	43.7
Noncurrent assets of businesses held for sale	—	1,376.9
Total assets	$8,240.3	$35,849.7

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$70.3	$161.4
Accounts payable	360.7	373.1
Accrued wages and salaries	41.3	55.4
Accrued interest	62.6	78.0
Other current liabilities	129.0	125.8
Current liabilities of businesses held for sale	558.6	26,851.3
Total current liabilities	1,222.5	27,645.0
Long-term debt, net of current portion	5,248.4	5,543.7
Employee benefit obligations	38.8	38.6
Deferred tax liabilities	285.8	493.2
Other long-term liabilities	101.1	26.2
Noncurrent liabilities of businesses held for sale	—	156.1
Total liabilities	6,896.6	33,902.8

Commitments and contingencies

HRG Group, Inc. shareholders' equity:
Common stock	2.1	2.0
Additional paid-in capital	1,270.4	1,372.9
Accumulated deficit	(455.6)	(925.9)
Accumulated other comprehensive (loss) income	(125.3)	309.0
Total HRG Group, Inc. shareholders' equity	691.6	758.0
Noncontrolling interest	652.1	1,188.9
Total shareholders' equity	1,343.7	1,946.9
Total liabilities and equity	$8,240.3	$35,849.7

HRG GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three months ended March 31,		Six months ended March 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Revenues:
Net sales	$766.1	$756.4	$1,412.6	$1,358.7
Net investment income	—	1.0	—	1.0
Total revenues	766.1	757.4	1,412.6	1,359.7
Operating costs and expenses:
Cost of goods sold	494.8	445.6	898.6	807.7
Selling, acquisition, operating and general expenses	242.4	216.5	458.5	415.4
Total operating costs and expenses	737.2	662.1	1,357.1	1,223.1
Operating income	28.9	95.3	55.5	136.6
Interest expense	(67.6)	(77.7)	(143.1)	(156.4)
Other income (expense), net	0.2	(1.4)	1.2	(0.4)
(Loss) income from continuing operations before income taxes	(38.5)	16.2	(86.4)	(20.2)
Income tax (benefit) expense	(1.2)	24.0	(127.2)	29.6
Net (loss) income from continuing operations	(37.3)	(7.8)	40.8	(49.8)
Income (loss) from discontinued operations, net of tax	0.7	(43.6)	501.5	259.2
Net (loss) income	(36.6)	(51.4)	542.3	209.4
Less: Net income attributable to noncontrolling interest	0.5	30.7	72.0	79.3
Net (loss) income attributable to controlling interest	$(37.1)	$(82.1)	$470.3	$130.1

Amounts attributable to controlling interest:
Net loss from continuing operations	$(37.5)	$(24.4)	$(8.7)	$(71.6)
Net income (loss) from discontinued operations	0.4	(57.7)	479.0	201.7
Net (loss) income attributable to controlling interest	$(37.1)	$(82.1)	$470.3	$130.1

Net (loss) income per common share attributable to controlling interest:
Basic loss from continuing operations	$(0.18)	$(0.12)	$(0.04)	$(0.36)
Basic (loss) income from discontinued operations	—	(0.29)	2.38	1.01
Basic	$(0.18)	$(0.41)	$2.34	$0.65

Diluted loss from continuing operations	$(0.18)	$(0.12)	$(0.04)	$(0.36)
Diluted (loss) income from discontinued operations	—	(0.29)	2.38	1.01
Diluted	$(0.18)	$(0.41)	$2.34	$0.65

HRG GROUP, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(In millions)

	Fiscal Quarter		Fiscal Six Months
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Revenues:
Consumer Products	$766.1	$756.4	$1,412.6	$1,358.7
Corporate and Other	—	1.0	—	1.0
Total revenues	$766.1	$757.4	$1,412.6	$1,359.7

Operating income:
Consumer Products	$43.1	$104.8	$77.1	$166.3
Corporate and Other and eliminations	(14.2)	(9.5)	(21.6)	(29.7)
Consolidated operating income	28.9	95.3	55.5	136.6
Interest expense	(67.6)	(77.7)	(143.1)	(156.4)
Other income (expense), net	0.2	(1.4)	1.2	(0.4)
(Loss) income from continuing operations before income taxes	$(38.5)	$16.2	$(86.4)	$(20.2)

HRG GROUP, INC. AND SUBSIDIARIES
OTHER SUPPLEMENTAL INFORMATON (Unaudited)
(In millions)
Sales and Organic Net Sales — Consumer Products
The following is a summary of net sales by product line for the Fiscal 2018 Quarter and Fiscal 2018 Six Months, compared to net sales for the Fiscal 2017 Quarter and the six months ended March 31, 2017 (the “Fiscal 2017 Six Months”), respectively (unaudited):

	Fiscal Quarter		Variance		Fiscal Six Months		Variance
	2018	2017	$	%	2018	2017	$	%
Hardware and home improvement products	$318.5	$313.7	$4.8	1.5%	$644.4	$602.5	$41.9	7.0%
Global pet supplies	211.2	191.8	19.4	10.1%	413.6	386.0	27.6	7.2%
Home and garden control products	118.1	131.9	(13.8)	(10.5)%	167.4	181.7	(14.3)	(7.9)%
Global Auto Care	118.3	119.0	(0.7)	(0.6)%	187.2	188.5	(1.3)	(0.7)%
Total net sales to external customers	$766.1	$756.4	$9.7	1.3%	$1,412.6	$1,358.7	$53.9	4.0%
This release contains financial information regarding organic net sales, which Spectrum Brands defines as net sales excluding the effect of changes in foreign currency exchange rates and acquisitions. Spectrum Brands’ management believes this non-GAAP measure provides useful information to investors because it reflects regional and operating performance from Spectrum Brands’ activities without the effect of changes in currency exchange rates and/or acquisitions. Spectrum Brands uses organic net sales as one measure to monitor and evaluate their regional and segment performance. Organic growth is calculated by comparing organic net sales to net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the period’s net sales using the currency exchange rates that were in effect during the prior period. Net sales are attributed to the geographic regions based on the country of destination. Spectrum Brands excluded net sales from acquired businesses in the current year for which there are no comparable sales in the prior period.
The tables below represent a reconciliation of reported net sales to organic net sales by product line for the Fiscal 2018 Quarter compared to net sales for the Fiscal 2017 Quarter (unaudited):

	Net Sales Fiscal 2018 Quarter	Effect of changes in Currency	Net Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Net Sales Fiscal 2018 Quarter	Net Sales Fiscal 2017 Quarter	$ Variance	% Variance
Hardware and home improvement products	$318.5	$(2.5)	$316.0	$—	$316.0	$313.7	$2.3	0.7%
Global pet supplies	211.2	(8.5)	202.7	(25.2)	177.5	191.8	(14.3)	(7.5)%
Home and garden control products	118.1	—	118.1	—	118.1	131.9	(13.8)	(10.5)%
Global auto care	118.3	(1.3)	117.0	—	117.0	119.0	(2.0)	(1.7)%
Total	$766.1	$(12.3)	$753.8	$(25.2)	$728.6	$756.4	$(27.8)	(3.7)%
The following is a reconciliation of reported net sales to organic net sales for the Fiscal 2018 Six Months compared to net sales for the Fiscal 2017 Six Months:

	Net Sales Fiscal 2018 Six Months	Effect of Changes in Currency	Net Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Net Sales Fiscal 2018 Quarter	Net Sales Fiscal 2017 Six Months	Variance	% Variance
Hardware and home improvement products	$644.4	$(4.6)	$639.8	$—	$639.8	$602.5	$37.3	6.2%
Global pet supplies	413.6	(13.3)	400.3	(50.0)	350.3	386.0	(35.7)	(9.2)%
Global auto care	187.2	(1.9)	185.3	—	185.3	188.5	(3.2)	(1.7)%
Home and garden control products	167.4	—	167.4	—	167.4	181.7	(14.3)	(7.9)%
Total	$1,412.6	$(19.8)	$1,392.8	$(50.0)	$1,342.8	$1,358.7	$(15.9)	(1.2)%

Adjusted EBITDA
This release contains financial information regarding Adjusted EBITDA, Adjusted EBITDA Margin, and organic Adjusted EBITDA, which are non-GAAP earnings. Adjusted EBITDA is a metric used by Spectrum Brands and this non-GAAP measure provides useful information to investors because it reflects ongoing operating performance and trends, excluding certain non-cash based expenses and/or non-recurring items during each of the comparable periods. It also facilitates comparisons between peer companies since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA is also used for determining compliance with Spectrum Brands’ debt covenant. EBITDA is calculated by excluding Spectrum Brands’ income tax expense, interest expense, depreciation expense and amortization expense (from intangible assets) from net income. Adjusted EBITDA further excludes: (1) stock based compensation expense as it is a non-cash based compensation cost; (2) acquisition and integration costs that consist of transaction costs from acquisition transactions during the period, or subsequent integration related project costs directly associated with the acquired business; (3) restructuring and related charges, which consist of project costs associated with restructuring initiatives; (4) non-cash purchase accounting inventory adjustments recognized in earnings subsequent to an acquisition; (5) non-cash asset impairments or write-offs realized; (6) and other adjustments. During the Fiscal 2018 Quarter and Fiscal 2018 Six Months, other adjustments consisted of costs for a non-recurring voluntary recall of rawhide products and transaction costs associated with the Merger. During the Fiscal 2017 Quarter and Fiscal 2017 Six Months, other adjustments consisted of transaction costs associated with the Merger.
The table below shows a reconciliation of net income to Adjusted EBITDA for the Consumer Products segment (unaudited):

	Fiscal Quarter		Fiscal Six Months
Reconciliation to reported net income:	2018	2017	2018	2017
Reported net income - Consumer Products segment	$0.9	$39.6	$121.0	$52.4
Interest expense	42.0	38.9	80.6	81.9
Income tax (benefit) expense	(1.2)	24.4	(127.2)	31.1
Depreciation of properties	19.7	16.2	37.7	30.8
Amortization of intangibles	14.4	15.1	29.4	30.5
EBITDA - Consumer Products segment	75.8	134.2	141.5	226.7
Stock-based compensation	(3.4)	12.3	0.4	19.5
Acquisition and integration costs	4.5	3.2	9.7	6.5
Restructuring and related charges	23.2	8.0	43.6	10.2
Pet safety recall	3.8	—	11.1	—
Inventory acquisition step-up	—	—	0.8	—
Other	11.7	2.5	14.2	2.5
Adjusted EBITDA - Consumer Products segment	$115.6	$160.2	$221.3	$265.4
Net Sales	$766.1	$756.4	$1,412.6	$1,358.7
Adjusted EBITDA Margin	15.1%	21.2%	15.7%	19.5%